NEWS RELEASE	220 Liberty Street Warsaw, NY 14569

For Additional Information:
Karl F. Krebs
Executive VP & CFO
Phone: 585.786.1125
Email: KFKrebs@fiiwarsaw.com

FINANCIAL INSTITUTIONS, INC. REPORTS 10% INCREASE IN FIRST HALF EARNINGS

WARSAW, N.Y., July 27, 2011 — Financial Institutions, Inc. (Nasdaq: FISI) (the “Company”), the parent company of Five Star Bank, today announced financial results for the second quarter ended June 30, 2011. Net income was $5.7 million for the second quarter of 2011 compared with $5.2 million for the second quarter of 2010, bringing the Company’s net income for the first half of 2011 to $11.5 million compared to $10.5 million in 2010. After preferred dividends, diluted earnings per share were $0.39 for both the second quarter of 2011 and 2010. On a year to date basis, diluted earnings per share decreased $0.08 to $0.72 per share as compared to $0.80 per share for the same period last year. The 2011 second quarter and year to date earnings per share amounts were impacted by the 2,813,475 additional shares of common stock issued in conjunction with our follow-on public offering in the first quarter of 2011. In addition, year to date earnings for 2011 were reduced by $1.2 million, or $0.10 per common share, for accelerated discount accretion related to the Company’s redemption of the preferred stock that had been issued to the U.S. Treasury pursuant to the Troubled Asset Relief Program’s Capital Purchase Program (the “Capital Purchase Program”).

Highlights for the second quarter of 2011 were as follows:

•	Increased dividend on common stock by 20%

•	Repurchased warrant issued to the U.S. Treasury for $2.1 million, effectively concluding the Company’s participation in the Capital Purchase Program

•	Net interest income increased $415 thousand or 2% compared to the first quarter of 2011

•	Total loans grew $15.5 million during the second quarter

•	Non-performing loans decreased $339 thousand from the first quarter 2011, while our ratio of non-performing loans to total loans of 0.51% also improved, remaining significantly better than our peers

•	Net loan charge-offs decreased to $815 thousand or an annualized 0.24% of average loans for the second quarter

•	Allowance for loan losses increased to 1.51% of total loans while the provision for loan losses increased to $1.3 million for the second quarter, exceeding net charge-offs by $513 thousand

•	Capital remains well above regulatory minimums

•	Common and tangible book value per share increased to $15.66 and $12.96, respectively, at June 30, 2011

Commenting on 2011 results, President and Chief Executive Officer Peter G. Humphrey said, “We are pleased to announce that 2011 second quarter and year-to-date earnings were 10% higher than last year.  We were able to accomplish this in spite of the low interest rate environment and the challenges presented by the economy. As a result of our solid performance and strong capital position, we proudly delivered a 20% dividend increase to our common shareholders during the quarter.”

Net Interest Income and Net Interest Margin

Net interest income totaled $20.3 million for the three months ended June 30, 2011, an increase of $415 thousand or 2% compared with the first quarter of 2011. Average earning assets increased $49.3 million or 2% during the second quarter, with most of the growth in investment securities and consumer indirect loans. The Company continues to grow its indirect consumer loan portfolio through expansion into new markets in New York and Pennsylvania.

The net interest margin on a tax-equivalent basis was 4.00% in the second quarter of 2011, compared with 4.05% in the first quarter. The Company’s yield on earning-assets decreased 11 basis points in the second quarter of 2011 compared with last quarter, a result of cash flows being reinvested in the current low interest rate environment. The cost of interest-bearing liabilities decreased 8 basis points compared with the first quarter of 2011, primarily a result of the continued re-pricing of the Company’s certificates of deposit.

Noninterest Income

Total noninterest income decreased $174 thousand compared to the first quarter, as the first quarter of 2011 other noninterest income included strong results from the Company’s capital investment in several limited partnerships. Second quarter results also include an increase of $138 thousand in service charges on deposit accounts and an increase of $107 thousand from ATM and debit card income, offset by a $100 thousand decline in loan servicing income and a $107 thousand decrease in net gains on loans held for sale, primarily a result of a decrease in the sold and serviced mortgage portfolio as well as decreased origination volume of loans to be sold in the secondary market.

Noninterest Expense

Total noninterest expense for the second quarter of 2011 was $15.2 million, as compared to $15.4 million for the first quarter of 2011, a decrease of $197 thousand or 1%. Salaries and employee benefits expense rose by $453 thousand compared to the first quarter, reflecting higher employee benefit costs and increased accruals for incentive compensation, which were historically limited under the Capital Purchase Program. FDIC assessments decreased $439 thousand or 72%, primarily a result of changes made by the FDIC in the method of calculating assessment rates. Also included in noninterest expense were decreases in occupancy and equipment and professional service expense of $199 thousand and $111 thousand, respectively.

Balance Sheet

Total loans were $1.368 billion at June 30, 2011, up $15.5 million from March 31, 2011 and up $22.1 million or 2% from December 31, 2010. Total investment securities were $731.0 million at June 30, 2011, up $13.0 million from March 31, 2011 and up $36.5 million from December 31, 2010.

Deposits were $1.872 billion at June 30, 2011, which was $97.3 million less than the end of the first quarter and $10.7 million less compared with the end of 2010. Public deposit balances decreased $89.3 million during the second quarter of 2011 due largely to the seasonality of municipal cash flows. The Company’s deposit mix remains favorably weighted in lower cost demand, savings and money market accounts, which comprised 62.7% of total deposits at the end of the second quarter.

Shareholders’ equity was $233.7 million at June 30, 2011, compared with $222.8 million at the end of the first quarter. Net income for the quarter increased shareholders’ equity by $5.7 million, which was partially offset by common and preferred stock dividends of $2.0 million and $2.1 million for the repurchase of the warrant issued to the U.S. Treasury. Accumulated other comprehensive income included in shareholders’ equity increased $8.9 million during the second quarter due primarily to higher net unrealized gains on securities available-for-sale.

The Company’s leverage ratio improved to 9.30% and its total risk-based capital ratio improved to 14.96% at the end of the second quarter, compared to 9.11% and 14.73%, respectively, at the end of the first quarter, all of which exceeded the regulatory thresholds required to be classified as a “well capitalized” institution as established by the Company’s primary banking regulators.

Asset Quality and Provision for Loan Losses

Non-performing assets include non-performing loans, foreclosed assets and non-performing investment securities. Non-performing assets were $14.5 million or 0.64% of total assets at June 30, 2011, up from $8.5 million or 0.37% of total assets at March 31, 2011 and $8.9 million or 0.40% of total assets at December 31, 2010.

Non-performing investment securities are included in non-performing assets at fair value and represent securities on which the Company has stopped accruing interest. These non-performing investment securities totaled $7.0 million at June 30, 2011, up from $567 thousand at March 31, 2011 and $572 thousand at December 31, 2010. There were no new securities transferred to non-performing status during the quarter. The increase relates solely to an increase in the fair value of each of the 14 securities classified as non-performing. The market for these securities improved dramatically during the second quarter of 2011, resulting in the $6.4 million increase in fair value from the end of the first quarter of 2011.

During July 2011, the Company sold one of the 14 securities classified as non-performing at June 30, 2011 and will recognize a gain of approximately $1 million during the third quarter. The security had a fair value of $752 thousand at June 30, 2011. The Company continues to monitor the market for these securities and evaluate the potential for future dispositions.

Continuing to be well below the average of our peer group, the ratio of non-performing loans to total loans was 0.51% at June 30, 2011 compared to 0.54% at March 31, 2011, and 0.56% at December 31, 2010. The average of our peer group was 3.43% of total loans at March 31, 2011, the most recent period for which information is available (Source: Federal Financial Institutions Examination Council — Bank Holding Company Performance Report as of March 31, 2011 — Top-tier bank holding companies having consolidated assets between $1 billion and $3 billion). The $340 thousand decrease in non-performing loans during the second quarter of 2011 primarily reflects a lower level of nonaccrual loans at quarter-end due to an increased level of loans returning to accrual status during the quarter.

The provision for loan losses was $1.3 million for the second quarter of 2011, compared to $810 thousand for the first quarter of 2011 and $2.0 million in the fourth quarter of 2010. Net charge-offs were $815 thousand, or 0.24% annualized, of average loans in the second quarter of 2011, down from $1.2 million, or 0.35% annualized, of average loans in the first quarter of 2011 and down from $1.2 million, or 0.37% annualized, of average loans in the fourth quarter of 2010.

The allowance for loan losses was $20.6 million at June 30, 2011, compared with $20.1 million at March 31, 2011 and $20.5 million at December 31, 2010. The ratio of the allowance for loan losses to total loans was 1.51% at June 30, 2011, compared with 1.49% at March 31, 2011 and 1.52% at December 31, 2010. The ratio of allowance for loan losses to non-performing loans was 296% at June 30, 2011, compared with 275% at March 31, 2011 and 270% at December 31, 2010.

Mr. Humphrey added, “Although were are already performing at a high level with respect to asset quality metrics, as evidenced by peer comparisons, the quality of our loan portfolio showed additional improvement. This reflects the disciplined credit underwriting and origination processes of our organization and the high quality of our customers.”

About Financial Institutions, Inc.

With over $2.2 billion in assets, Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Five Star Investment Services, Inc. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 70 ATMs in Western and Central New York State. Five Star Investment Services provides brokerage and insurance products and services within the same New York State markets. The consolidated entity employs over 600 individuals. Financial Institutions, Inc. was named to the 2010 Sandler O’Neill Sm-All Stars list of the top performing publicly-traded small-cap banks and thrifts in the nation and was included in the top 100 best performing community banks in the United States according to a ranking released in April 2011 by SNL Financial. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, the attitudes and preferences of its customers, the competitive environment, fluctuations in the fair value of securities in the investment portfolio, changes in the regulatory environment and general economic and credit market conditions nationally and regionally. For more information about these factors please see the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

*****

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

	2011		2010
	June 30,	March 31,	December 31,	September 30,	June 30,
SELECTED BALANCE SHEET DATA
(Amounts in thousands)
Cash and cash equivalents	$46,084	94,535	39,058	73,448	43,419
Investment securities:
Available for sale	706,958	692,812	666,368	687,955	651,533
Held-to-maturity	24,091	25,284	28,162	31,669	27,404

Total investment securities	731,049	718,096	694,530	719,624	678,937
Loans held for sale	14,511	1,666	3,138	3,544	908
Loans:
Commercial business	217,430	209,379	211,031	206,137	208,618
Commercial mortgage	357,463	361,713	352,930	340,307	334,043
Residential mortgage	120,789	123,594	129,580	133,832	138,204
Home equity	215,637	209,961	208,327	204,583	200,929
Consumer indirect	431,611	422,821	418,016	411,237	381,464
Other consumer	25,122	25,051	26,106	26,741	27,417

Total loans	1,368,052	1,352,519	1,345,990	1,322,837	1,290,675
Allowance for loan losses	20,632	20,119	20,466	19,732	21,825

Total loans, net	1,347,420	1,332,400	1,325,524	1,303,105	1,268,850
Total interest-earning assets (1) (2)	2,094,684	2,068,014	2,040,644	2,033,109	1,958,411
Goodwill	37,369	37,369	37,369	37,369	37,369
Total assets	2,282,944	2,295,116	2,214,307	2,249,531	2,142,931
Deposits:
Noninterest-bearing demand	358,574	354,312	350,877	345,257	328,937
Interest-bearing demand	376,306	424,897	374,900	398,682	370,584
Savings and money market	438,173	464,076	417,359	439,615	399,972
Certificates of deposit	699,186	726,296	739,754	762,843	722,452

Total deposits	1,872,239	1,969,581	1,882,890	1,946,397	1,821,945
Borrowings	159,097	68,762	103,877	66,736	93,654
Total interest-bearing liabilities	1,672,762	1,684,031	1,635,890	1,667,876	1,586,662
Shareholders’ equity	233,733	222,823	212,144	216,189	211,699
Common shareholders’ equity (3)	216,254	205,248	158,359	162,497	158,100
Tangible common shareholders’ equity (4)	178,885	167,879	120,990	125,128	120,731
Securities available for sale – fair value adjustment
included in shareholders’ equity, net of tax	$11,486	2,633	1,877	7,965	7,481
Common shares outstanding	13,806	13,793	10,937	10,931	10,942
Treasury shares	356	369	411	417	406
CAPITAL RATIOS
Leverage ratio	9.30%	9.11	8.31	8.66	8.45
Tier 1 risk-based capital	13.71%	13.48	12.34	12.68	12.73
Total risk based capital	14.96%	14.73	13.60	13.93	13.99
Common equity to assets	9.47%	8.94	7.15	7.22	7.38
Tangible common equity to tangible assets (4)	7.97%	7.44	5.56	5.66	5.73
Common book value per share	$15.66	14.88	14.48	14.87	14.45
Tangible common book value per share (4)	$12.96	12.17	11.06	11.45	11.03

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

			Quarterly Trends
	Six months ended		2011			2010
	June 30,		Second	First	Fourth	Third	Second
	2011	2010	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED INCOME STATEMENT DATA
(Dollar amounts in thousands)
Interest income	$47,469	48,026	$23,830	23,639	24,297	24,186	24,202
Interest expense	7,378	9,098	3,577	3,801	4,229	4,393	4,526

Net interest income	40,091	38,928	20,253	19,838	20,068	19,793	19,676
Provision for loan losses	2,138	2,523	1,328	810	1,980	2,184	2,105

Net interest income after provision
for loan losses	37,953	36,405	18,925	19,028	18,088	17,609	17,571

Noninterest income:
Service charges on deposits	4,348	4,732	2,243	2,105	2,325	2,528	2,502
ATM and debit card	2,139	1,988	1,123	1,016	961	1,046	1,054
Broker-dealer fees and commissions	788	739	402	386	281	263	359
Loan servicing	598	420	249	349	437	267	140
Company owned life insurance	545	551	279	266	285	271	282
Net gain on sale of loans held for sale	341	177	117	224	276	197	115
Net gain on investment securities	7	69	4	3	30	70	63
Impairment charge on investment securities	—	(526)	—	—	(68)	—	—
Net gain (loss) on sale of other assets	37	2	(8)	45	(17)	(188)	—
Other	1,319	897	565	754	764	677	451

Total noninterest income	10,122	9,049	4,974	5,148	5,274	5,131	4,966

Noninterest expense:
Salaries and employee benefits	17,255	16,291	8,854	8,401	8,389	8,131	8,044
Occupancy and equipment	5,487	5,441	2,644	2,843	2,641	2,736	2,670
Professional services	1,253	1,084	571	682	579	534	478
Computer and data processing	1,251	1,186	648	603	749	552	615
Supplies and postage	876	876	424	452	454	442	431
FDIC assessments	775	1,236	168	607	642	629	634
Advertising and promotions	418	539	253	165	244	338	352
Other	3,188	2,955	1,591	1,597	2,675	1,574	1,646

Total noninterest expense	30,503	29,608	15,153	15,350	16,373	14,936	14,870

Income before income taxes	17,572	15,846	8,746	8,826	6,989	7,804	7,667
Income tax expense	6,033	5,320	3,027	3,006	1,891	2,141	2,469

Net income	$11,539	10,526	5,719	5,820	5,098	5,663	5,198

Preferred stock dividends	2,445	1,860	370	2,075	933	932	931
Net income applicable to
common shareholders	$9,094	8,666	5,349	3,745	4,165	4,731	4,267

STOCK AND RELATED PER SHARE DATA
Net income per share – basic	$0.73	0.80	0.39	0.33	0.38	0.44	0.39
Net income per share – diluted	$0.72	0.80	0.39	0.33	0.38	0.43	0.39
Cash dividends declared on common stock	$0.22	0.20	0.12	0.10	0.10	0.10	0.10
Common dividend payout ratio (5)	30.14%	25.00	30.77	30.30	26.32	22.73	25.64
Dividend yield (annualized)	2.70%	2.27	2.93	2.31	2.09	2.25	2.26
Stock price (Nasdaq: FISI):
High	$20.36	19.48	17.93	20.36	20.74	19.94	19.48
Low	$15.20	10.91	15.20	16.40	16.80	14.14	14.07
Close	$16.42	17.76	16.42	17.52	18.97	17.66	17.76

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

			Quarterly Trends
	Six months ended		2011		2010
	June 30,		Second	First	Fourth	Third	Second
	2011	2010	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES
(Amounts in thousands)
Federal funds sold and interest-earning deposits	$186	9,395	116	258	646	842	4,479
Investment securities (1)	698,138	675,265	714,490	681,604	704,140	668,175	692,162
Loans (2):
Commercial business	209,977	206,626	212,260	207,669	205,360	206,071	208,327
Commercial mortgage	361,247	333,918	361,265	361,228	346,630	337,992	334,253
Residential mortgage	125,915	142,355	123,294	128,567	133,765	137,451	140,946
Home equity	210,558	199,884	212,439	208,656	206,291	202,621	199,865
Consumer indirect	424,818	358,823	431,728	417,833	416,315	397,161	364,801
Other consumer	24,971	27,599	24,717	25,226	26,081	26,541	27,060

Total loans	1,357,486	1,269,205	1,365,702	1,349,179	1,334,442	1,307,837	1,275,252
Total interest-earning assets	2,055,810	1,953,865	2,080,308	2,031,041	2,039,228	1,976,854	1,971,893
Goodwill	37,369	37,369	37,369	37,369	37,369	37,369	37,369
Total assets	2,245,197	2,135,681	2,268,359	2,221,778	2,230,381	2,163,633	2,158,912
Interest-bearing liabilities:
Interest-bearing demand	393,842	389,783	391,899	395,807	389,792	360,947	386,703
Savings and money market	451,447	411,088	468,130	434,579	434,911	402,601	420,774
Certificates of deposit	719,943	702,297	707,608	732,414	750,919	749,021	715,168
Borrowings	87,888	92,268	97,794	77,870	76,621	83,634	89,753

Total interest-bearing liabilities	1,653,120	1,595,436	1,665,431	1,640,670	1,652,243	1,596,203	1,612,398
Noninterest-bearing demand deposits	354,213	319,040	358,349	350,032	344,387	336,591	324,790
Total deposits	1,919,445	1,822,208	1,925,986	1,912,832	1,920,009	1,849,160	1,847,435
Total liabilities	2,022,098	1,930,566	2,039,750	2,004,250	2,011,654	1,947,549	1,951,241
Shareholders’ equity	223,099	205,115	228,609	217,528	218,727	216,084	207,671
Common equity (3)	190,328	151,609	211,051	169,376	164,999	162,448	154,122
Tangible common equity (4)	$152,959	114,240	173,682	132,007	127,630	125,079	116,753
Common shares outstanding:
Basic	12,489	10,754	13,631	11,336	10,783	10,778	10,761
Diluted	12,593	10,800	13,707	11,467	10,909	10,870	10,846
SELECTED AVERAGE YIELDS/
RATES AND RATIOS
(Tax equivalent basis)
Federal funds sold and interest-earning deposits	0.22%	0.20	0.22	0.21	0.22	0.23	0.20
Investment securities	2.98%	3.45	2.96	3.00	3.00	3.30	3.44
Loans	5.66%	5.93	5.60	5.71	5.80	5.79	5.88
Total interest-earning assets	4.75%	5.04	4.69	4.80	4.83	4.95	5.01
Interest-bearing demand	0.17%	0.19	0.16	0.17	0.18	0.18	0.19
Savings and money market	0.24%	0.28	0.24	0.24	0.26	0.27	0.28
Certificates of deposit	1.48%	1.89	1.42	1.54	1.66	1.75	1.83
Borrowings	2.85%	3.45	2.63	3.12	3.28	3.12	3.55
Total interest-bearing liabilities	0.90%	1.15	0.86	0.94	1.02	1.09	1.13
Net interest rate spread	3.85%	3.89	3.83	3.86	3.81	3.86	3.88
Net interest rate margin	4.02%	4.11	4.00	4.05	4.01	4.06	4.09
Net income (annualized returns on):
Average assets	1.04%	0.99	1.01	1.06	0.91	1.04	0.97
Average equity	10.43%	10.35	10.03	10.85	9.25	10.40	10.04
Average common equity (6)	9.64%	11.53	10.17	8.97	10.01	11.55	11.11
Average tangible common equity (7)	11.99%	15.30	12.35	11.51	12.94	15.01	14.66
Efficiency ratio (8)	59.32%	59.73	58.68	59.97	62.98	59.05	59.16

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

			Quarterly Trends
	Six months ended		2011			2010
	June 30,		Second	First	Fourth	Third	Second
	2011	2010	Quarter	Quarter	Quarter	Quarter	Quarter
ASSET QUALITY DATA
(Dollar amounts in thousands)
Nonaccrual loans	$6,975	11,304	6,975	7,315	7,579	7,364	11,304
Accruing loans past due 90 days or more	4	61	4	3	3	1	61

Total non-performing loans	6,979	11,365	6,979	7,318	7,582	7,365	11,365
Foreclosed assets	599	500	599	568	741	463	500
Non-performing investment securities	6,963	646	6,963	567	572	648	646

Total non-performing assets	$14,541	12,511	14,541	8,453	8,895	8,476	12,511

Allowance for loan losses	$20,632	21,825	20,632	20,119	20,466	19,732	21,825
Provision for loan losses	2,138	2,523	1,328	810	1,980	2,184	2,105
Net loan charge-offs	$1,972	1,439	815	1,157	1,246	4,277	866
Net charge-offs to average loans (annualized)	0.29%	0.23	0.24	0.35	0.37	1.30	0.27
Total non-performing loans to total loans	0.51%	0.88	0.51	0.54	0.56	0.56	0.88
Total non-performing assets to total assets	0.64%	0.58	0.64	0.37	0.40	0.38	0.58
Allowance for loan losses to total loans	1.51%	1.69	1.51	1.49	1.52	1.49	1.69
Allowance for loan losses to
non-performing loans	296%	192	296	275	270	268	192

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) Excludes preferred shareholders’ equity, goodwill and other intangible assets.

(5) Common dividend payout ratio equals dividends declared during the period divided by earnings per share for the equivalent period.

(6) Net income available to common shareholders divided by average common equity.

(7) Net income available to common shareholders divided by average tangible equity.

(8) Efficiency ratio equals noninterest expense less other real estate expense and amortization of intangible assets as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains and impairment charges on investment securities.